As filed with the Securities and Exchange Commission on February 8, 2007
Registration No. 333-138233

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3
to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U.S. Gold Corporation
(Exact name of registrant as specified in its charter)

Colorado	1041	84-0796160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438	Ann S. Carpenter, President U.S. Gold Corporation 2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

US Gold Canadian Acquisition Corporation
(Exact name of registrant as specified in its charter)

Alberta	42-1701924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438	Fraser Milner Casgrain LLP 2900 Manulife Place, 10180-101 Street Edmonton, Alberta, Canada T5J 3V5 (780) 423-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

George A. Hagerty, Esq.
Christopher J. Walsh, Esq.
Hogan & Hartson LLP
One Tabor Center
1200 Seventeenth St., Suite 1500
Denver, CO 80202
Phone: (303) 899-7300

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described herein

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

US Gold Canadian Acquisition Corporation

US Gold Canadian Acquisition Corporation, or Canadian Exchange Co., is a corporation incorporated under the Business Corporation Act (Alberta) or the ABCA. Under the ABCA, Canadian Exchange Co. may indemnify a present or former director or officer or a person who acts or acted at Canadian Exchange Co.’s request as a director or officer of a body corporate of which Canadian Exchange Co. is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Canadian Exchange Co. or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of Canadian Exchange Co., and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from Canadian Exchange Co. as a matter of right if he or she was substantially successful on the merits, fulfilled the condition set forth above, and is fairly and reasonably entitled to indemnity.

The articles of Canadian Exchange Co. provide that Canadian Exchange Co. shall, in all circumstances and to the fullest extent permitted by the ABCA, indemnify a director or officer of Canadian Exchange Co., a former director or officer of Canadian Exchange Co., or a person who acts or acted at Canadian Exchange Co.’s request as a director or officer of a body corporate of which Canadian Exchange Co. is or was a shareholder or creditor, and his heirs and legal representatives.

U.S. Gold Corporation and its Subsidiaries (including US Gold Canadian Acquisition Corporation)

Section 7-108-402 of the Colorado Business Corporation Act, or the Act, provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distribution), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. Article XII of U.S. Gold’s bylaws contain a provision eliminating liability as permitted by the statute.

Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan, or a director, or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, or a proceeding, in which he was a party, against reasonable expenses incurred by him in connection with the proceeding unless such indemnity is limited by the corporation’s articles of incorporation. U.S. Gold’s articles of incorporation do not contain any such limitation.

Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. U.S. Gold’s articles of incorporation and its bylaws provide for such indemnification. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. U.S. Gold’s bylaws provide for indemnification of officers, employees and agents of U.S. Gold to the same extent as its directors.

The foregoing discussion of U.S. Gold’s articles of incorporation, bylaws and of the Act is not intended to be exhaustive and is qualified in its entirety by such articles of incorporation; bylaws and the Act.

See the section entitled “Comparison of Shareholder Rights — Indemnification of Directors and Officers — U.S. Gold” on page 88 of this prospectus.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the small business issuers pursuant to the foregoing provisions, or otherwise, the small business issuers have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

The following exhibits are included as exhibits to this registration statement:

Item No.	Description

3.1	Articles of Incorporation of U.S. Gold (f/k/a Silver State Mining Corporation) filed with the Secretary of State of Colorado on June 24, 1979 (incorporated by reference from the Report on Form 10-KSB dated March 27, 1996, Exhibit 3.1, File No. 000-09137)
3.2	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on June 22, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.1, File No. 000-09137)
3.3	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on July 5, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.2, File No. 000-09137)
3.4	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on December 20, 1991 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1991, Exhibit 3.3, File No. 000-09137)
3.5	Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on November 15, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.1.5, File No. 000-9137)
3.6	Bylaws of U.S. Gold, as amended June 22, 1988 (incorporated by reference from the Report on Form 10-KSB for the year ended December 31, 1996 Exhibit 3.1, File No. 000-09137)
3.7	Amendment to the Bylaws of U.S. Gold effective as of October 3, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.2.1, File No. 000-09137)

Item No.		Description

**3	.8	Articles of Incorporation of US Gold Canadian Acquisition Corporation
**3	.9	Form of Articles of Amendment to US Gold Canadian Acquisition Corporation
**3	.10	Bylaws of US Gold Canadian Acquisition Corporation
**5	.1	Opinion of Dufford & Brown, P.C.
*8	.1	Opinion of Hogan & Hartson LLP as to certain tax matters
*8	.2	Opinion of Fraser Milner Casgrain LLP as to certain tax matters
**23	.1	Consent of Stark Winter Schenkein & Co., LLP
**23	.2	Consent of Dufford & Brown, P.C. (included in Exhibit 5.1)
**23	.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 8.2)
**23	.4	Consent of Hogan & Hartson LLP (included in Exhibit 8.1)
**23	.5	Consent of Davidson & Company LLP
**23	.6	Consent of PricewaterhouseCoopers LLP
**23	.7	Consent of Amisano Hanson, Chartered Accountants
**23	.8	Consent of Mine Development Associates
**24	.1	Power of Attorney (included on signature page)

*	Filed herewith.

**	Previously filed

(b) Financial Statement Schedules.

Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22.	UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each of the undersigned registrants hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the co-registrants has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on February 8, 2007.

U.S. GOLD CORPORATION
(Registrant)

By:	/s/ William F. Pass
William F. Pass, Vice President,
Secretary and Treasurer

US GOLD CANADIAN ACQUISITION
CORPORATION
(Registrant)

By:	*
Robert R. McEwen,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the registration statement was signed by the following persons in the capacities and on the dates stated:

U.S. Gold Corporation Officers and Directors:

* Robert R. McEwen	Chief Executive Officer and Chairman (Principal Executive Officer)	February 8, 2007

* Ann S. Carpenter	President, Chief Operating Officer and Director	February 8, 2007

/s/ William F. Pass William F. Pass	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 8, 2007

* Michele L. Ashby	Director	February 8, 2007

* Leanne M. Baker	Director	February 8, 2007

* Declan J. Costelloe	Director	February 8, 2007

* Peter Bojtos	Director	February 8, 2007

US Gold Canadian Acquisition Corporation Officers and Directors:

* Robert R. McEwen	Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2007

* Ann S. Carpenter	President and Director	February 8, 2007

/s/ William F. Pass William F. Pass	Vice President, Secretary, Treasurer and Director (Principal Accounting Officer)	February 8, 2007

* By: /s/ William F. Pass William F. Pass, Attorney-in-fact

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Item No.		Description

3.1		Articles of Incorporation of U.S. Gold (f/k/a Silver State Mining Corporation) filed with the Secretary of State of Colorado on June 24, 1979 (incorporated by reference from the Report on Form 10-KSB dated March 27, 1996, Exhibit 3.1, File No. 000-09137)
3.2		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on June 22, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.1, File No. 000-09137)
3.3		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on July 5, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.2, File No. 000-09137)
3.4		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on December 20, 1991 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1991, Exhibit 3.3, File No. 000-09137)
3.5		Articles of Amendment to the Articles of Incorporation of U.S. Gold filed with the Secretary of State of Colorado on November 15, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.1.5, File No. 000-9137)
3.6		Bylaws of U.S. Gold, as amended June 22, 1988 (incorporated by reference from the Report on Form 10-KSB for the year ended December 31, 1996 Exhibit 3.1, File No. 000-09137)
3.7		Amendment to the Bylaws of U.S. Gold effective as of October 3, 2005 (incorporated by reference filed with U.S. Gold’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.2.1, File No. 000-09137)
**3	.8	Articles of Incorporation of US Gold Canadian Acquisition Corporation
**3	.9	Form of Articles of Amendment to US Gold Canadian Acquisition Corporation
**3	.10	Bylaws of US Gold Canadian Acquisition Corporation
**5	.1	Opinion of Dufford & Brown, P.C.
*8	.1	Opinion of Hogan & Hartson LLP as to certain tax matters
*8	.2	Opinion of Fraser Milner Casgrain LLP as to certain tax matters
**23	.1	Consent of Stark Winter Schenkein & Co., LLP
**23	.2	Consent of Dufford & Brown, P.C. (included in Exhibit 5.1)
**23	.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 8.2)
**23	.4	Consent of Hogan & Hartson LLP (included in Exhibit 8.1)
**23	.5	Consent of Davidson & Company LLP
**23	.6	Consent of PricewaterhouseCoopers LLP
**23	.7	Consent of Amisano Hanson, Chartered Accountants
**23	.8	Consent of Mine Development Associates
**24	.1	Power of Attorney (included on signature page)

*	Filed herewith.

**	Previously filed.